                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of ECC International Corp. and subsidiaries of our report dated October 10, 1997, on our audits of the consolidated financial statements of ECC International Corp. and subsidiaries as of June 30, 1997 and 1996, and for the fiscal years ended June 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K:

                           Form S-8 (File No. 2-85483)
                           Form S-8 (File No. 33-02768)
                           Form S-8 (File No. 33-11904)
                           Form S-8 (File No. 33-37224)
                           Form S-8 (File No. 33-46671)
                           Form S-8 (File No. 33-68550)
                           Form S-8 (File No. 333-10725)
                           Form S-8 (File No. 333-35141)

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.
Philadelphia, Pennsylvania
October 14, 1997